UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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GEOVAX LABS, INC.

(Name of Registrant as Specified In Its Charter)

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GEOVAX LABS, INC.

1900 Lake Park Drive

Suite 380

Smyrna, Georgia 30080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are hereby notified that the Annual Meeting of Stockholders of GeoVax Labs, Inc. (“GeoVax” or the “Company”) will be held on August 11, 2021, at 8:30 a.m. local time, at the offices of Womble Bond Dickinson (US) LLP, 271 17th Street, NW, Suite 2400, Atlanta, Georgia 30363, for the following purposes:

1.	To elect five directors to serve until the 2022 Annual Meeting of Stockholders;

2.	To approve an increase in the aggregate number of shares of common stock subject to the GeoVax Labs, Inc. 2020 Stock Incentive Plan from 250,000 shares, as adjusted, to 1,500,000 shares;

3.	To ratify the appointment of Wipfli LLP as the independent registered public accounting firm of GeoVax Labs, Inc. for the fiscal year ending December 31, 2021; and

4.	To transact such other business as properly may come before the Annual Meeting or any adjournments thereof.

Holders of our common stock owning such shares of record at the close of business on June 14, 2021 are entitled to attend and vote at the Annual Meeting and any continuation or adjournment thereof. The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. The Company does not contemplate discussing any other business at the meeting.

Your vote is very important. Please vote whether or not you plan to attend the Annual Meeting. Your promptness in voting will assist us in ensuring that a quorum is present or represented. The Notice of Internet Availability of Proxy Materials contains instructions on how to vote online or by telephone. If you have received a paper copy of our proxy materials, please mark, date, and sign and return the enclosed proxy card in the accompanying reply envelope to ensure receipt by our tabulator. You may also vote on-line or by phone by following the instructions contained in the accompanying Proxy Statement. You may attend the Annual Meeting and vote your shares in person if you wish.

By Order of the Board of Directors

Mark W. Reynolds

Corporate Secretary

June 21, 2021

Smyrna, Georgia

i

ii

GEOVAX LABS, INC.

1900 Lake Park Drive

Suite 380

Smyrna, Georgia 30080

PROXY STATEMENT

For The

ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 11, 2021

This Proxy Statement is furnished in connection with the solicitation of your proxy on behalf of the Board of Directors (the “Board”) by GeoVax Labs, Inc., a Delaware corporation (“GeoVax” or the “Company”), for use at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Womble Bond Dickinson (US) LLP, 271 17th Street, NW, Suite 2400, Atlanta, Georgia 30363, on August 11, 2021, at 8:30 a.m. local time and at any adjournment or postponement thereof. Our Board of Directors has fixed the close of business on June 14, 2021 as the record date (“Record Date”) for determining GeoVax stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting. On or about June 21, 2021, the Company started mailing to its stockholders the Notice of Annual Meeting of Stockholders, Proxy Statement, form of proxy card, and our Annual Report on Form 10-K (collectively, the “Proxy Materials”). The Proxy Materials are available online at www.proxyvote.com. Stockholders who receive a paper copy of the Proxy Materials, including this Proxy Statement and a form of proxy card or instruction card, may vote online, by telephone or by mail.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What Am I Voting On?

At the Annual Meeting, the stockholders will be asked to consider and vote upon the following proposals:

1.	To elect five directors to serve until the 2022 Annual Meeting of Stockholders;
2.	To approve an increase in the aggregate number of shares of common stock subject to the GeoVax Labs, Inc. 2020 Stock Incentive Plan from 250,000 shares, as adjusted, to 1,500,000 shares;
3.	To ratify the appointment of Wipfli LLP as the independent registered public accounting firm of GeoVax Labs, Inc. for the fiscal year ending December 31, 2021; and
4.	To transact such other business as properly may come before the Annual Meeting or any adjournments thereof.

The GeoVax Labs, Inc. 2020 Stock Incentive Plan provided that 5,000,000 shares were subject to the plan when it was adopted in June 2020. The Company effected a 1-for-20 reverse stock split in September 2020 in connection with its underwritten public offering, which reduced the number of shares subject to the plan to 250,000 shares.

Who is Entitled to Vote?

Holders of our common stock as of the Record Date may vote at the Annual Meeting. Holders of our common stock have one vote for each share of common stock held on the Record Date. See “How Do I Cast My Vote?” below.

How Does the Board Recommend I Vote?

The Board recommends that you vote your shares:

●	“FOR” the election of the director nominees;
●

“FOR” the proposal to approve an increase in the aggregate number of shares of common stock subject to the GeoVax Labs, Inc. 2020 Stock Incentive Plan from 250,000 shares, as adjusted, to 1,500,000 shares; and

●	“FOR” the proposal to ratify the selection of Wipfli LLP as our independent registered public accounting firm.

You should carefully consider the detailed discussion of these proposals contained later in this Proxy Statement before voting your shares. If no instructions are indicated, your proxy will be voted FOR each proposal.

How Do I Cast My Vote?

Persons who hold shares of our common stock directly on the Record Date and not through a broker, bank or other financial institution (“Record Holders”) may vote by the following methods:

●

Vote by Internet - Over the Internet, by going to www.proxyvote.com. Have your proxy card or Notice Regarding Availability of Proxy Materials in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form.

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Vote by Telephone - Over the telephone, by dialing 1-800-690-6903 from any touch-tone telephone. Have your proxy card or Notice Regarding Availability of Proxy Materials in hand when you call and follow the instructions.

●

Vote by Mail - By mail using the enclosed proxy card. Please complete, sign and date your proxy card and return it promptly in the envelope provided or mail it to Vote Processing, c/o Broadridge, 91 Mercedes Way, Edgewood, New York 11717. When the proxy card is properly executed, dated, and timely returned, the shares it represents will be voted in accordance with its instructions.

●	Vote by Attendance- By attending the Annual Meeting in person and voting.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, on August 10, 2021.

Persons who hold shares of our common stock indirectly on the Record Date through a brokerage firm, bank or other nominee (“Beneficial Holders” or “Street Name Holders”) must return a voting instruction form to have their shares voted on their behalf. Brokerage firms, banks or other nominees that do not receive voting instructions from Beneficial Holders may not vote on any proposal on which the brokerage firm, bank or other nominee does not have discretionary authority to vote (a “Broker Non-Vote”). A large number of brokerage firms, banks and other nominees participate in online programs which provide the opportunity to vote over the Internet or by telephone to eligible Beneficial Holders. Beneficial Holders who elect to access the proxy materials electronically over the Internet through an arrangement with their brokerage firm, bank or other nominee should receive instructions from their brokerage firm, bank or other nominee on how to access the stockholder information and voting instructions. In order to vote shares held by a Beneficial Holder in person at the Annual Meeting, a proxy issued in the owner’s name must be obtained from the stockholder of record (typically your brokerage firm, bank or other nominee) and presented at the Annual Meeting.

Will Stockholders Be Asked to Vote on Any Other Matters?

We do not anticipate that any other matters will be considered at the Annual Meeting. If, however, any other matter properly comes before the Annual Meeting, or any adjournment or postponement thereof, the persons named in the proxy will vote the proxy in accordance with their best judgment on any such matter.

May I Revoke My Proxy?

You may revoke your vote at any time before your proxy is voted at the Annual Meeting. The action you must take to revoke your vote will be different depending on whether your shares are held by you directly as the Record Holder or if your shares are held in “street name” by a brokerage firm, bank or other nominee on your behalf.

If you are the Record Holder of your shares, you may change your vote by:

●	Signing another proxy card with a later date and returning it to us prior to the meeting;
●	Voting again over the Internet or by telephone prior to 11:59 p.m., Eastern Daylight Time, on August 10, 2021;
●	Attending the meeting and notifying the election official that you wish to revoke your proxy and vote in person; or
●	Sending a written revocation or a duly executed proxy bearing a later date to us at our principal offices.

If your shares are held in “street name” by a brokerage firm, bank or other nominee on your behalf, you should follow the instructions provided by your brokerage firm, bank or other nominee for revoking your proxy.

What is the Quorum Requirement for the Annual Meeting?

We need a quorum of stockholders in order to hold the Annual Meeting. A quorum exists when at least a majority of the outstanding shares of our common stock entitled to vote are represented, either in person or by proxy, at the Annual Meeting. As of the Record Date, there were 6,327,702 shares of our common stock outstanding and entitled to vote. Accordingly, 3,163,852 shares of our common stock must be present either in person or by proxy for a quorum. Abstentions and Broker Non-Votes will be counted as present for purposes of determining the presence of a quorum.

If a quorum is not present or represented at the meeting, the Chairman of the meeting or the stockholders holding a majority in voting power of the shares of common stock entitled to vote and present in person or represented by proxy have the power to adjourn the meeting from time to time without notice, other than an announcement at the meeting, until a quorum is present or represented. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled.

What Vote is Required for Approval of the Proposals?

Assuming the presence, in person or represented by proxy, of a quorum:

●

The election of directors will be determined by a plurality of the votes cast at the Annual Meeting if a quorum is present. Stockholders do not have cumulative voting rights in connection with the election of directors. This means that the five nominees receiving the highest number of “FOR” votes will be elected as directors. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the outcome of the vote on this proposal;

●

The increase in the aggregate number of shares of common stock subject to the GeoVax Labs, Inc. 2020 Stock Incentive Plan from 250,000 shares, as adjusted, to 1,500,000 shares, will be approved by stockholders if the votes cast in favor of the proposal exceed the votes cast against it. Abstentions and broker non-votes are not considered as votes cast, and therefore will have no effect on the outcome of the vote on this proposal; and

●

The selection of our independent registered public accounting firm will be ratified by stockholders if the votes cast in favor of the proposal exceed the votes cast against it. Abstentions are not considered as votes cast, and therefore will have no effect on the outcome of the vote on this proposal. Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter, there will be no broker non-votes with respect to this proposal, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

What Does It Mean if I Receive More Than One Notice of Annual Meeting of Stockholders or One Proxy Card?

Your shares are probably registered in more than one account. You should vote all of your shares.

Where Do I Find the Voting Results of the Annual Meeting?

We will report the voting results in a Current Report on Form 8-K within four business days after the end of the Annual Meeting.

Who Will Pay the Costs of Soliciting Proxies for the Annual Meeting?

The cost of preparing, emailing, assembling and mailing this Proxy Statement and the form of proxy will be borne by GeoVax. Directors, officers and employees of GeoVax may also solicit proxies personally or by mail, telephone, or electronic means. No compensation will be paid for such solicitations. In addition, we will bear the reasonable expenses of brokerage houses and other custodians, nominees and fiduciaries who, at our request, may send proxies and proxy solicitation material to their clients and principals. The Company has engaged Innisfree M&A Incorporated (“Innisfree”) to solicit proxies from brokerage firms, banks and institutional holders of shares. Innisfree will be paid a fee of $5,000 plus reimbursement of expenses for its services. The Company will bear the cost of such solicitation.

PROPOSAL 1
ELECTION OF DIRECTORS

Our bylaws provide that the members of the Board of Directors are to be elected at each annual meeting of stockholders and are to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

Director Nominees

In accordance with the recommendation of the Nominating and Governance Committee of the Board of Directors, the Board of Directors has nominated David A. Dodd, Robert T. McNally, Ph.D., Randal D. Chase, Ph.D., Dean G. Kollintzas and John N. Spencer, Jr. for reelection as directors of GeoVax to serve until the 2022 Annual Meeting of Stockholders, until each of their successors are elected and qualified, or until their earlier death, resignation or removal. Information concerning the nominees and our executive officers is set forth below under “Director Nominees and Executive Officers”.

We believe that the nominees will be available and able to serve as directors. In the event that any nominee is unable to serve (which is not anticipated), the holder of your proxy will cast votes for such other persons as they may select.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES SET FORTH IN THIS PROXY STATEMENT. THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES SET FORTH ABOVE.

Director Nominees

The following table sets forth certain information with respect to our director nominees:

Name	Age	Current Position
David A. Dodd	71	Chairman of the Board of Directors, President and Chief Executive Officer
Robert T. McNally, Ph.D.	73	Director
Randal D. Chase, Ph.D. (1)(2)(3)	71	Independent Director
Dean G. Kollintzas (1)(2)(3)	48	Independent Director
John N. Spencer, Jr. (1)(2)(3)	80	Independent Director

(1)	Member of the Compensation Committee of the Board of Directors.
(2)	Member of the Nominating and Governance Committee of the Board of Directors.
(3)	Member of the Audit Committee of the Board of Directors.

David A. Dodd. Mr. Dodd joined the Board of Directors in March 2010, becoming Chairman of our Board of Directors on January 1, 2011. Effective September 5, 2018, Mr. Dodd became our President and Chief Executive Officer, following Dr. McNally’s retirement. His executive management experience in the pharmaceutical and biotechnology industries spans more than 40 years. From September 2017 to April 2018, he served as Chief Executive Officer, and as a member of the Board of Directors of Medizone International, Inc. (“Medizone”), a developer and manufacturer of disinfectant systems. On April 20, 2018, Medizone announced that certain of its creditors had commenced an involuntary bankruptcy proceeding under Chapter 11 of the United States Bankruptcy Code against Medizone. The creditors included Medizone’s former Chairman and Chief Executive Officer and its former Director of Operations. From April 2013 to July 2017, Mr. Dodd served as President and Chief Executive Officer, and as a member of the Board of Directors, of Aeterna Zentaris Inc., a drug development company. He was Chairman of the Board of Directors of Aeterna Zentaris, Inc. from May 2014 to May 2016, and continued to serve as a member of its Board of Directors until May 2018. From December 2007 to June 2009, Mr. Dodd was President, Chief Executive officer and Chairman of BioReliance Corporation, a leading provider of biological safety and related testing services. From October 2006 to April 2009, he served as non-executive Chairman of Stem Cell Sciences Plc., where he oversaw the development and implementation of a strategic growth plan, implementation of an experienced executive team, and the sale of the company to Stem Cells, Inc. in April 2009. Before that, Mr. Dodd served as President, Chief Executive Officer and Director of Serologicals Corporation before it was sold to Millipore Corporation in July 2006 for $1.5 billion. For five years prior to his employment by Serologicals Corporation, Mr. Dodd served as President and Chief Executive Officer of Solvay Pharmaceuticals, Inc. and Chairman of its subsidiary Unimed Pharmaceuticals, Inc. He is also the Chief Executive Officer of RiversEdge BioVentures, an investment and advisory firm focused on the life sciences and pharmaceuticals industries, which he founded in 2009. The Board of Directors has concluded that Mr. Dodd should serve on the Board of Directors due to his experience in the pharmaceutical industry and his involvement as an officer and director of the Company, as well as his background in general management, business transformation, corporate partnering, and mergers and acquisitions.

Robert T. McNally, Ph.D. Dr. McNally joined the Board of Directors in December 2006 and was appointed as our President and Chief Executive Officer effective April 1, 2008, a position he held until his retirement in September 2018. From 2000 to March 2008, Dr. McNally served as Chief Executive Officer of Cell Dynamics LLC, a cGMP laboratory services company. Previously, Dr. McNally was a co-founder and Senior Vice President of Clinical Research for CryoLife, Inc., a pioneering company in transplantable human tissues. He has over 35 years of experience in academic and corporate clinical investigations, management, research, business, quality and regulatory affairs. Dr. McNally is a Fellow of the American Institute for Medical and Biological Engineering, served on the advisory boards of the Petit Institute for Bioengineering and Dupree College of Management at the Georgia Institute of Technology, and is a former Chairman of Georgia Bio, a state trade association. Dr. McNally graduated with a Ph.D. in biomedical engineering from the University of Pennsylvania. The Board of Directors has concluded that Dr. McNally should serve on its Board of Directors by virtue of his prior business and scientific experience, including his experience as Chief Executive Officer of Cell Dynamics, LLC and as Senior Vice President of Clinical Research for CryoLife, Inc., and due to his involvement with the Company as its former President and Chief Executive Officer.

Randal D. Chase, Ph.D. Dr. Chase joined the Board of Directors in March 2015. Dr. Chase is an experienced pharmaceutical and biotechnology executive who currently serves as a business advisor and consultant to companies in the life science sector. He also serves as a director for Mirexus Biotechnologies, Inc., a biomaterials company, and as Chairman of the Board for Glysantis, Inc. a biotechnology company. From February 2017 to April 2018, Dr. Chase was President and Chief Executive Officer of Advanced Proteome Therapeutics Corporation, a publicly-held biopharmaceutical company; he served as a member of that company’s board of directors from 2015 to April 2018. He served as Chairman of the Board for Medicago, Inc. until its sale to Mitsubishi Tanabe Pharma Corporation in 2013. From 2006 to 2011, he served as President and Chief Executive Officer of Immunovaccine, Inc., a clinical-stage biotechnology company developing vaccines against cancer and infectious diseases. Dr. Chase is also a former president of Shire Biologics, North American Vaccine, Pasteur Merieux Connaught, and Quadra Logic Technologies, Inc. His early career was at Bristol Myers and Glaxo Pharmaceuticals. Dr. Chase attended the Senior Executive Program of the London Business School in the United Kingdom, holds a Bachelor of Sciences degree in biochemistry from Bishop’s University and a Ph.D. in biochemistry from the University of British Columbia. Dr. Chase completed a post-doctoral fellowship at the McArdle Cancer Institute of the University of Wisconsin. The Board of Directors has concluded that Dr. Chase should serve on the Board of Directors due to his extensive leadership experience in the pharmaceutical industry, and the vaccine industry in particular.

Dean G. Kollintzas. Mr. Kollintzas joined the Board of Directors in September 2006. Since 2001 Mr. Kollintzas has been an intellectual property attorney specializing in biotechnology and pharmaceutical licensing, FDA regulation, and corporate/international transactions. He is a member of the Wisconsin and American Bar Associations. Since 2004, Mr. Kollintzas has been in private practice. In 2014, he founded Procare Clinical, LLC, a clinical trial management company headquartered in Naperville, IL. Mr. Kollintzas received a microbiology degree from the University of Illinois and a J.D. from the University of New Hampshire School of Law. The Board of Directors has concluded that Mr. Kollintzas should serve on the Board of Directors by virtue of his experience with intellectual property matters, biotechnology and pharmaceutical licensing, and FDA regulation.

John N. (Jack) Spencer, Jr., CPA. Mr. Spencer joined the Board of Directors in September 2006. Mr. Spencer is a certified public accountant and was a partner of Ernst & Young LLP where he spent more than 38 years until he retired in 2000. Mr. Spencer serves on the board of one privately held company and as a consultant to various companies primarily relating to financial accounting and reporting matters. Mr. Spencer received a Bachelor of Science degree from Syracuse University, and he earned an M.B.A. degree from Babson College. He also attended the Harvard Business School Advanced Management Program. The Board of Directors has concluded that Mr. Spencer should serve on the Board of Directors by virtue of his experience at Ernst & Young LLP where he was the partner in charge of that firm’s life sciences practice for the southeastern United States, and his clients included a large number of publicly-owned and privately-held medical technology companies, together with his continuing expertise as a director of, and a consultant to, other companies.

CORPORATE GOVERNANCE

The Company’s Bylaws provide that the number of members of our Board of Directors shall be determined from time to time by resolutions of the Board of Directors but shall not be less than three or more than nine. Our Board of Directors currently has five members.

Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for making recommendations on nominees for election as directors to the Board of Directors. We do not have specific minimum qualifications that a person must meet in order to serve on our Board of Directors, nor do we have a formal policy about the consideration of any director candidates recommended by stockholders. However, our Nominating and Governance Committee, and our Board of Directors, believe that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s stockholders. Each director must also be able to dedicate the time and resources sufficient to ensure the diligent performance of his or her duties. Further, our Board of Directors is intended to encompass a range of talents, experience, skills, backgrounds, and expertise sufficient to provide sound and prudent guidance with respect to the operations and interests of GeoVax and its stockholders. We do not have a formal policy on Board diversity as it relates to race, gender, or national origin.

GeoVax considers persons for nomination for election to the Board of Directors from any source, including stockholder recommendations. The Nominating and Governance Committee does not evaluate candidates differently based on who has made the recommendation. Consideration of nominee candidates typically involves a series of internal discussions, a review of information concerning candidates, and interviews with selected candidates. To date, no third parties have been engaged to assist us in finding suitable candidates to serve as directors. All of our nominees are directors standing for re-election. The nomination of each director was recommended by the Nominating and Governance Committee, and the Board of Directors followed the recommendation.

Our Nominating and Governance Committee will consider stockholder recommendations for directors sent to GeoVax Labs, Inc., 1900 Lake Park Drive, Suite 380, Smyrna, Georgia 30080, Attention: Chairman of the Nominating and Governance Committee. Any recommendation from a stockholder should include the name, background and qualifications of such candidate and should be accompanied by evidence of such stockholder’s ownership of GeoVax’s common stock. The Nominating and Governance Committee may ask for additional information.

A stockholder making any proposal shall also comply with all applicable requirements of the Securities Exchange Act of 1934.

Director Independence

The Board of Directors has determined that Messrs. Chase, Kollintzas, and Spencer are the members of our Board of Directors who are “independent,” as that term is defined by Section 301(3)(B) of the Sarbanes-Oxley Act of 2002. The Board of Directors has also determined that these individuals meet the definition of “independent director” set forth in Rule 5605(a)(2) of the Nasdaq Listing Rules and that Mr. Spencer is the qualified “financial expert” on the Audit Committee. As independent directors, Messrs. Chase, Kollintzas and Spencer serve as the members of our Audit Committee, our Compensation Committee, and our Nominating and Governance Committee.

Board Structure, Leadership, and Committees

Our Board of Directors, as a whole, and acting through its committees, has responsibility for management of our business and affairs. The offices of Chairman of the Board and of President and Chief Executive Officer are currently not separate, with Mr. Dodd serving in both capacities. The Board is of the view that Mr. Dodd’s knowledge of the Company, together with his experience, make him the best candidate for each role. As circumstances and available personnel change, the Board may separate the roles. Our Chairman of the Board and our executive officers communicate regularly with each other and with our Board of Directors. We believe the relatively small number of directors, executive officers and employees, and their interaction, facilitate information sharing and decision-making with respect to most aspects of our operations, including oversight of risk management.

Board of Directors. The Board of Directors held eight meetings during 2020. Each director attended at least 75% of the total meetings of the Board and the committees on which they served during 2020. We strongly encourage, but we do not require, our directors to attend each annual meeting of stockholders. All of our directors attended our last annual meeting of stockholders held on August 7, 2020 in person or by teleconference.

Our Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee. The Audit Committee has been delegated formal authority and responsibility for overseeing certain elements of risk, as described below.

Audit Committee. The separately-designated standing Audit Committee of the Board provides assistance to the Board of Directors in fulfilling its oversight responsibility relating to: (i) the integrity of the Company’s financial statements; (ii) the effectiveness of the Company’s internal control over financial reporting; (iii) the Company’s compliance with legal and regulatory requirements; and (iv) the independent registered public accounting firm’s qualifications, independence and performance. The Audit Committee is responsible for reviewing our policies with respect to risk assessment and risk management, and for monitoring our business risk practices. It also prepares the Audit Committee report that SEC proxy rules require for this Proxy Statement. Our Audit Committee is currently comprised of Mr. Spencer (Chairman), Mr. Chase, and Mr. Kollintzas. Our Board of Directors has determined that each member of the committee is independent in accordance with the criteria of independence set forth in Section 301(3)(B) of the Sarbanes-Oxley Act of 2002 and Rule 5605(c)(2) of the Nasdaq Listing Rules and that Mr. Spencer qualifies as an “audit committee financial expert” as defined by the SEC’s rules. The Audit Committee has adopted a charter, a current copy of which is available on our website at www.geovax.com. The Audit Committee held five meetings during 2020.

Compensation Committee. The Compensation Committee has responsibility for matters relating to the fair and competitive compensation of the Company’s executives, employees and non-employee directors, as well as our benefit plans. The Committee consults with the Company’s President and Chief Executive Officer but does not delegate the authority to set executive compensation. Our Chief Executive Officer and Chief Financial Officer assist our Compensation Committee in evaluating the performance of other executive officers and by providing information to directors as and when requested. Members of our Compensation Committee undertake to verify such information prior to referring to it in determining executive compensation. The compensation of our Chief Executive Officer is determined by our Compensation Committee based on our Compensation Committee’s evaluation of his performance and with reference to such external or competitive data as they consider necessary. The compensation of the other named executive officers is determined by our Compensation Committee based on its evaluation of their individual performance and the recommendations of our Chief Executive Officer and Chief Financial Officer. Our Compensation Committee applies discretion in determining compensation for our executives. Our Compensation Committee is currently comprised of Mr. Chase (Chairman), Mr. Kollintzas, and Mr. Spencer. The Compensation Committee has adopted a charter, a current copy of which is available on our website at www.geovax.com. The members of the Compensation Committee are independent, as required by the Compensation Committee Charter. They also qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Security Exchange Act of 1934 and as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee held three meetings during 2020.

Nominating and Governance Committee. The Nominating and Governance Committee assists the Board of Directors in fulfilling its responsibilities of: (i) identifying individuals qualified to become directors and committee members; (ii) recommending director nominees to the Board of Directors; (iii) developing and recommending approval of policies relating to, and generally overseeing matters of, corporate governance; and (iv) leading the Board of Directors in its annual review of the Board of Directors and its committees. The Nominating and Governance Committee consists of Mr. Spencer (Chairman), Mr. Chase, and Mr. Kollintzas. The Nominating and Governance Committee has adopted a charter, a current copy of which is available on our website at www.geovax.com. Our Board of Directors has determined that each member of the committee is independent as required by its charter. The Nominating and Governance Committee held two meetings during 2020.

Stockholder Communications with the Board of Directors

Any stockholder who wishes to communicate directly with our Board of Directors should do so in writing, addressed to GeoVax Labs, Inc., c/o Audit Committee Chair, 1900 Lake Park Drive, Suite 380, Smyrna, Georgia 30080. Communications sent to individual directors must clearly indicate the name of the director for whom they are intended. Unless marked “Confidential”, we screen mail addressed to the Board, its Committees or any specified individual director for security purposes and to ensure that the mail relates to discrete business matters that are relevant to our Company. Mail that satisfies these screening criteria is required to be forwarded to the appropriate director or directors. If marked “Confidential”, these communications will not be screened by management before they are delivered to the Audit Committee Chair. Stockholders who wish to submit director nominees for consideration by the Nominating and Governance Committee should follow the directions at “Director Nomination Process.”

Code of Business Conduct and Ethics

Our Board of Directors has adopted a written Code of Business Conduct and Ethics, a copy of which is available on our website at www.geovax.com. The Company will provide a copy of the Code of Ethics upon request to any person without charge. Such requests may be transmitted by regular mail in the care of the Corporate Secretary. We require all officers, directors and employees to adhere to this code in addressing the legal and ethical issues encountered in conducting their work. The code requires that employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our best interest. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Sarbanes-Oxley Act of 2002 requires certain companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We have such procedures in place.

The Company will post on its website, www.geovax.com, or will disclose on a Form 8-K filed with the SEC, any amendments to, or waivers from, a provision of the Code of Ethics that applies to the Chief Executive Officer or the Chief Financial Officer, or persons performing similar functions, and that relate to (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company; (iii) compliance with applicable governmental laws, rules and regulations; (iv) the prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the code; or (v) accountability for adherence to the Code of Ethics. Any waiver granted to an executive officer or a director may only be granted by the Board and will be disclosed, along with the reasons therefor, on a Form 8-K filed with the SEC. No such waivers were granted in 2020.

THE NOMINATING COMMITTEE AND BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers:

Name	Age	Current Position
David A. Dodd	71	Chairman of the Board of Directors, President and Chief Executive Officer
Mark W. Reynolds, CPA	59	Chief Financial Officer and Corporate Secretary
Mark J. Newman, Ph.D.	66	Chief Scientific Officer

David A. Dodd. Mr. Dodd joined the Board of Directors in March 2010, becoming Chairman of our Board of Directors on January 1, 2011. Effective September 5, 2018, Mr. Dodd became our President and Chief Executive Officer. Mr. Dodd’s full biographical information is set forth above under “Proposal 1: Election of Directors – Director Nominees.”

Mark W. Reynolds, CPA. Mr. Reynolds joined the Company in October 2006 as Chief Financial Officer and Corporate Secretary. From 2004 to 2008, Mr. Reynolds served as Chief Financial Officer for HealthWatchSystems, Inc. a privately-held company in the consumer healthcare industry. From 2004 to 2006, he served as Chief Financial Officer for Duska Therapeutics, Inc., a publicly-held biotechnology company. From 1988 to 2002, Mr. Reynolds worked for CytRx Corporation, a publicly-held biopharmaceutical company, where he first served as Controller and then as Chief Financial Officer. Mr. Reynolds began his career as an auditor with Arthur Andersen & Co. from 1985 to 1988. He is a certified public accountant and earned a Master of Accountancy degree from the University of Georgia.

Mark J. Newman, Ph.D. Dr. Newman became employed as our Chief Scientific Officer on August 25, 2020. Dr. Newman, who previously served the Company as vice president of research and development from 2010 to 2013, works for the Company on a half-time basis. The other portion of his working time is devoted primarily to his work at NewMark Diagnostics LLC, a diagnostics development company founded by him in 2016. Prior, he served senior management positions at PaxVax, Pharmexa A/S, Epimmune, Vaxcel, Apollon, and Cambridge Biotech. During his 30-year career he shepherded the development of experimental vaccine and adjuvant products through preclinical research and into Phase 1 & 2 clinical testing. He is widely published in peer review publications and holds 10 U.S. patents. He holds a dual B.Sc/M.Sc. degree in Agriculture and Pre-Veterinary Medicine from the Ohio State University and earned his Ph.D. in Immunology at the John Curtin School for Medical Research, The Australian National University, Canberra.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based solely upon information made available to us, the following table sets forth information with respect to the beneficial ownership of our common stock as of June 14, 2021 by (i) each director; (ii) each of the executive officers named in the summary compensation table; and (iii) all executive officers and directors as a group. We do not know of any person who beneficially owns more than 5% of our common stock. Except as otherwise indicated in footnotes to this table or, where applicable, to the extent authority is shared by spouses under community property laws, to our knowledge, the holders listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Common Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Directors and Executive Officers: (2)
Randal D. Chase (3)	33,226	*
David A. Dodd (4)	163,740	2.6%
Dean G. Kollintzas (5)	23,974	*
Robert T. McNally (6)	107,850	1.7%
Mark J. Newman	-	*
Mark W. Reynolds (7)	120,368	1.9%
John N. Spencer, Jr. (8)	42,048	*
All executive officers and directors as a group (7 persons) (9)	545,994	8.3%

* Less than 1%

(1)

This table is based upon information supplied by officers and directors. Beneficial ownership is determined in accordance with the rules of the SEC. Applicable percentage ownership is based on 6,327,702 shares of common stock outstanding as of June 14, 2021. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days after June 14, 2021 (subject to specified limits), at any time at the option of the holder, are deemed outstanding.

(2)	Except as otherwise indicated, the business address of each director and executive officer listed is c/o GeoVax Labs, Inc., 1900 Lake Park Drive, Suite 380, Smyrna, Georgia 30080.
(3)	Includes 16,613 shares of common stock and warrants to purchase 16,613 shares of common stock.
(4)	Includes 81,870 shares of common stock and warrants to purchase 81,870 shares of common stock.
(5)	Includes 11,987 shares of common stock and warrants to purchase 11,987 shares of common stock.
(6)	Includes 53,925 shares of common stock and warrants to purchase 53,925 shares of common stock.
(7)	Includes 60,184 shares of common stock and warrants to purchase 60,184 shares of common stock.
(8)	Includes 21,024 shares of common stock and warrants to purchase 21,024 shares of common stock.
(9)	Includes 245,603 shares of common stock and warrants to purchase 245,603 shares of common stock.

EXECUTIVE COMPENSATION

The tables and disclosures that follow set forth the compensation and certain other information with respect to our “Named Executive Officers”. The Named Executive Officers for 2020 are our principal executive officer, our principal financial officer and our one other most highly compensated executive officer. We do not have any other executive officers. Our Named Executive Officers for 2020 are:

●	David A. Dodd, President and Chief Executive Officer
●	Mark W. Reynolds, Chief Financial Officer
●	Mark J. Newman, Ph.D., Chief Scientific Officer
●	Farshad Guirakhoo, Ph.D., former Chief Scientific Officer

Summary Compensation Table

The following table sets forth information concerning the total employee compensation earned during 2020 and 2019 by our Named Executive Officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards (1) ($)		All Other Compensation ($)		Total ($)
David A. Dodd	2020	$250,000	(3)	$162,500	$305,760	(6)	$8,483	(9)	$726,743
President and CEO	2019	250,000	(3)	-	-		917	(9)	250,914
Mark W. Reynolds	2020	234,392	(4)	117,196	143,360	(7)	5,803	(9)	500,751
Chief Financial Officer	2019	234,392	(4)	-	-		5,625	(9)	240,017
Mark J. Newman, PhD (2)	2020	41,667		18,750	39,200	(8)	-		99,617
Chief Scientific Officer	2019	-		-	-		-		-
Farshad Guirakhoo, PhD (2)	2020	152,083	(5)	-	-		11,238	(10)	163,321
Former Chief Scientific Officer	2019	250,000	(5)	-	-		21,648	(10)	271,648

(1)

Represents the grant date fair value of the stock options for financial statement reporting purposes. See footnotes 2 and 8 to our consolidated financial statements for the year ended December 31, 2020 for a discussion of the assumptions made and methods used for determining stock compensation values.

(2)	Dr. Newman became our Chief Scientific Officer effective August 25, 2020, following the termination of Dr. Guirakhoo’s employment effective August 10, 2020.
(3)

The amount for 2020 includes $150,000 of cash compensation which was deferred at Mr. Dodd’s election. The amount for 2019 includes $225,000 of such deferred cash compensation. The deferred compensation was paid in the form of common stock, warrants and cash in 2020. See “Payment of Deferred Compensation” below.

(4)

The amount for 2020 includes $62,504 of cash compensation which was deferred at Mr. Reynolds’s election. The amount for 2019 includes $93,757 of such deferred cash compensation. The deferred compensation was paid in the form of common stock, warrants and cash in 2020. See “Payment of Deferred Compensation” below.

(5)

Amount for 2020 includes $26,042 of cash compensation which was deferred at Dr. Guirakhoo’s election. The amount for 2019 includes $62,500 of such deferred cash compensation. The deferred compensation was paid to Dr. Guirakhoo in the form of common stock, warrants and cash during 2020. See “Payment of Deferred Compensation” below.

(6)

Represents the grant date fair value for stock options granted on December 2, 2020 for 273,000 shares with an exercise price of $2.79 per share, vesting over a three-year period. These stock options are granted subject to stockholder approval of an amendment to the 2020 Stock Incentive Plan increasing the maximum aggregate number of shares of common stock that may be issued pursuant to the 2020 Plan.

(7)

Represents the grant date fair value for stock options granted on December 2, 2020 for 128,000 shares with an exercise price of $2.79 per share, vesting over a three-year period. These stock options are granted subject to stockholder approval of an amendment to the 2020 Stock Incentive Plan increasing the maximum aggregate number of shares of common stock that may be issued pursuant to the 2020 Plan.

(8)

Represents the grant date fair value for stock options granted on December 2, 2020 for 35,000 shares with an exercise price of $2.79 per share, vesting over a three-year period. These stock options are granted subject to stockholder approval of an amendment to the 2020 Stock Incentive Plan increasing the maximum aggregate number of shares of common stock that may be issued pursuant to the 2020 Plan.

(9)	Represents employer matching contributions to the Company’s 401(k) retirement plan.
(10)

Represents $3,738 and $3,648 of employer matching contributions to the Company’s 401(k) retirement plan for 2020 and 2019, respectively, and $7,500 and $18,000 in housing expense allowances for each year, respectively.

Payment of Deferred Compensation

Beginning in 2016 and 2017, to help conserve the Company’s cash resources, each of our executive officers and non-employee directors, who we refer to as the “Management Creditors,” agreed to defer receipt of all or a portion (at varying levels) of their respective cash compensation earned. Beginning in January 2017 and continuing through August 2020, all non-employee directors deferred 100% of their cash compensation. Since that time, both Dr. Harriet Robinson, who was our Chief Scientific Officer Emeritus and a former director, and Dr. Farshad Guirakhoo, our Chief Scientific Officer, resigned from their respective positions. As of September 29, 2020, the aggregate accumulated deferrals were $2,025,198. The Company did not accrue or pay interest on these amounts.

After careful consideration, the Compensation Committee of the Board determined, and the Board agreed, that, concurrently with the public offering of the Company’s securities in September 2020 (the “Offering”), the Company would offer $1,500,000 of units substantially similar to the units sold in the Offering, with each unit consisting of one share of our common stock and one five-year warrant to purchase one share of our common stock at an exercise price of $5.00 per share, to the Management Creditors as partial payment of the deferred compensation owed. Approximately $525,000 of the remaining deferred compensation owed was paid in cash for the purpose of assisting the Management Creditors in paying the income taxes that will be imposed on both the common stock and cash received. The Compensation Committee and the Board also considered that the Management Creditors previously owned shares or options to purchase shares of the Company’s common stock, which had decreased in value, and that the Compensation Committee and the Board believed it to be in the best interests of the Company and its stockholders for the Company’s executive officers and directors to have a financial interest in the success of the Company.

The units offered to the Management Creditors were valued at the offering price for the Units sold in the Offering. The following table provides details of the payments:

	Amounts Owed as of September 29, 2020			Payout
	Salary	Board Fees	Total	Units (1) Value/Number	Cash

David A. Dodd	$450,000	$102,675	$552,675	409,349/81,870	$143,326
Mark W. Reynolds	406,279	-	406,279	300,918/60,184	$105,361
Farshad Guirakhoo	182,292	-	182,292	135,018/27,004	$47,274
Harriet Robinson	184,925	-	184,925	136,968/27,394	$47,957
Robert T. McNally	338,532	25,500	364,033	269,627/53,925	$94,405
John N. Spencer	-	141,925	141,925	105,120/21,024	$36,806
Dean G. Kollintzas	-	80,919	80,919	59,934/11,987	$20,985
Randal D. Chase	-	112,150	112,150	83,066/16,613	$29,084
Total	$1,562,028	$463,169	$2,025,198	1,500,000/300,001	$525,198

(1)

These units were valued at the same price as the offering price for Units sold in the Offering. The computation of the number of units was based on the public offering price of $5.00 per Unit. Number of units is rounded to nearest whole number.

Employment Agreements

David A. Dodd. Mr. Dodd serves as our President and Chief Executive Officer under an employment agreement dated September 1, 2018. The employment agreement has no specified term. The employment agreement provides for an initial annual salary of $250,000 to Mr. Dodd, subject to periodic increases as determined by the Board. Mr. Dodd is also eligible for an annual bonus, as determined by the Board, with an initial target of 65% of his base salary. In December 2020, the Board awarded Mr. Dodd a bonus of $162,500 which was paid in January 2021. No bonus was awarded to Mr. Dodd for 2019. Mr. Dodd is eligible for annual grants of additional awards from our equity incentives plans as determined by the Board. On December 2, 2020, the Board awarded to Mr. Dodd a stock option grant for 273,000 shares with an exercise price of $2.79 per share, vesting over a three-year period. These stock options are granted subject to stockholder approval of an amendment to the 2020 Stock Incentive Plan increasing the maximum aggregate number of shares of common stock that may be issued pursuant to the 2020 Plan. Mr. Dodd also is eligible for health insurance and 401(k) benefits at the same level and subject to the same conditions as provided to all other employees.

In September 2018, to help conserve the Company’s cash resources, as part of his employment agreement, Mr. Dodd agreed to defer a portion of his base salary, effectively reducing his current annualized salary to $25,000, until August 31, 2020 when his full salary was restored. Of the $450,000 accumulated salary deferral owed to Mr. Dodd at that date, approximately 74% was paid in the form of the Company’s equity securities, with the remainder paid in cash. See “Payment of Deferred Compensation”.

Mark W. Reynolds. Mr. Reynolds serves as our Chief Financial Officer under an employment agreement dated January 1, 2010 and amended on October 22, 2013. The employment agreement has no specified term. The employment agreement provided for an initial annual salary of $212,600 to Mr. Reynolds, subject to periodic increases as determined by the Compensation Committee. Mr. Reynolds’ current annualized base salary is $234,392. The Board of Directors may also approve the payment of a discretionary bonus annually. In December 2020, the Board awarded Mr. Reynolds a bonus of $117,196 which was paid in January 2021. No bonus was awarded to Mr. Reynolds for 2019. Mr. Reynolds is eligible for annual grants of additional awards from our equity incentives plans as determined by the Board. On December 2, 2020, the Board awarded to Mr. Reynolds a stock option grant for 128,000 shares with an exercise price of $2.79 per share, vesting over a three-year period. These stock options are granted subject to stockholder approval of an amendment to the 2020 Stock Incentive Plan increasing the maximum aggregate number of shares of common stock that may be issued pursuant to the 2020 Plan. Mr. Reynolds is eligible for health insurance and 401(k) benefits at the same level and subject to the same conditions as provided to all other employees.

In April 2016, to help conserve the Company’s cash resources, Mr. Reynolds agreed to defer a portion of his base salary, effectively reducing his annualized salary from $234,392 to $140,635, until August 31, 2020 when his full salary was restored. Of the $406,279 accumulated salary deferral owed to Mr. Reynolds at that date, approximately 74% was paid in the form of the Company’s equity securities, with the remainder paid in cash. See “Payment of Deferred Compensation”.

Mark J. Newman, PhD. Dr. Newman serves as our Chief Scientific Officer under an employment agreement dated August 25, 2020. The employment agreement has no specified term. The employment agreement provides for an initial annual salary of $250,000 on a full-time annualized basis, or $125,000 per year on a 50% prorated basis to Dr. Newman, subject to periodic increases as determined by the Compensation Committee. The Board of Directors may also approve the payment of a discretionary bonus annually. In December 2020, the Board awarded Dr. Newman a bonus of $18,750. Dr. Newman is eligible for grants of awards from our equity incentive plans at the same level and subject to the same conditions as provided to all other employees. On December 2, 2020, the Board awarded to Dr. Newman a stock option grant for 35,000 shares with an exercise price of $2.79 per share, vesting over a three-year period. These stock options are granted subject to stockholder approval of an amendment to the 2020 Stock Incentive Plan increasing the maximum aggregate number of shares of common stock that may be issued pursuant to the 2020 Plan. Dr. Newman is not eligible for health insurance and 401(k) benefits due to his part-time employment status.

Potential Payments Upon Termination or Change-in-Control

Our employment agreement with Mr. Dodd provides that we will pay severance compensation to Mr. Dodd in the event his employment is terminated by the Company without cause or by Mr. Dodd with good reason (as defined in the agreement). If we terminate Mr. Dodd’s employment not for cause or he resigns for good reason, then we would pay (a) an amount in cash equal to three times his then base salary and target annual bonus and (b) all stock option grants held by Mr. Dodd will be fully vested. The agreement also addresses his compensation upon termination if there is a change in control (as defined). If we terminate Mr. Dodd’s employment not for cause or he resigns for good reason at any time during the three month period which immediately precedes a change in control (as defined) or during the one year period following a change in control, then we would also pay Mr. Dodd an amount in cash equal to (x) three times the cost to provide 401(k) or other deferred compensation or health and welfare benefits to him, and (y) a tax gross-up payment (if an excise tax is imposed by § 4999 of the Internal Revenue Code or any related interest or penalties are incurred by him).

Our employment agreement with Mr. Reynolds provides that, if we terminate his employment without cause, we will pay a severance payment in the form of monthly payments of base salary for a period equal to one week for each full year of service (14 weeks as of December 31, 2020). Additionally if we terminate Mr. Reynolds’ employment at any time during the three month period which immediately precedes a change in control (as defined in the amended employment agreement) or during the one year period following a change in control, then we would pay an amount in cash equal to (a) two times his then base salary and target annual bonus, (b) two times the cost to provide 401(k) or other deferred compensation or health and welfare benefits to him, (c) full, complete vesting of all stock options, restricted stock grants or other equity or equity-type grants, and (d) a tax gross-up payment (if an excise tax is imposed by §4999 of the Internal Revenue Code or any related interest or penalties are incurred by him). The change of control provision also provides for full and complete vesting of all stock option grants held by him.

Our employment agreement with Dr. Newman provides that, if we terminate his employment without cause, we will pay a severance payment in the form of monthly payments of base salary for a period equal to one week for each full year of service.

Outstanding Equity Awards

GeoVax has awarded stock options to its senior management and other employees pursuant to the GeoVax Labs, Inc. 2020 Stock Incentive Plan (the “2020 Plan”). The 2020 Plan was adopted by the Board on June 19, 2020 to provide equity-based and/or incentive awards to selected employees, directors, and independent contractors of the Company or its affiliates. The terms of these awards typically provide for vesting over a defined period of time, generally three years. The options expire if not exercised within ten years from the date of grant. The Company does not have a formula for determining stock option awards. Awards are generally based on the subjective judgment of the President and Chief Executive Officer and on the Compensation Committee’s subjective judgment. The following table sets forth certain information with respect to unexercised options previously awarded to our Named Executive Officers that were outstanding as of December 31, 2020. The table also includes warrants, if any, granted to our Named Executive Officers upon payment of the deferred compensation to the Management Creditors.

Option Awards
	Number of Securities Underlying Unexercised Options
Name	(#) Exercisable		(#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
David A. Dodd	-		273,000	(1)	$2.79	12/02/30
	81,870	(2)			5.00	9/29/25
Mark W. Reynolds	-		128,000	(1)	2.79	12/02/30
	60,184	(2)			5.00	9/29/25
Mark J. Newman, PhD	-		35,000	(1)	2.79	12/2/30
Farshad Guirakhoo, PhD	27,004	(2)			5.00	9/29/25

(1)

These stock options were granted subject to stockholder approval of an amendment to the 2020 Stock Incentive Plan increasing the maximum aggregate number of shares of common stock that may be issued pursuant to the 2020 Plan. Assuming such approval, these stock options vest and become exercisable in three equal installments on December 2, 2021, 2022 and 2023.

(2)

Warrants granted as payment of deferred compensation occurring on September 29, 2020. A portion of these warrants reflected deferred compensation accrued in 2020. See “Summary Compensation Table.”  These warrants are immediately exercisable and have a five-year term. See “Payment of Deferred Compensation.”

The 2020 Plan contains provisions that could lead to an accelerated vesting of options or other awards. In the event of certain change-in-control transactions described in the 2020 Plan, (i) outstanding options or other awards may be assumed, converted or replaced; (ii) the successor corporation may substitute equivalent options or other awards or provide substantially similar consideration to 2020 Plan participants as were provided to stockholders (after taking into account the existing provisions of the options or other awards); or (iii) the successor corporation may replace options or awards with substantially similar shares or other property. In the event the successor corporation (if any) refuses to assume or substitute options or other awards as described, the vesting and exercisability of any or all options or awards granted pursuant to the 2020 Plan may accelerate prior to or upon the change-in-control transaction at such time and on such conditions as the Compensation Committee determines. If the options are not exercised prior to the consummation of the change-in-control transaction, they shall terminate at such time as determined by the Compensation Committee. Subject to any greater rights granted to 2020 Plan participants under the 2020 Plan, in the event of the occurrence of a change-in-control transaction any outstanding options or other awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

If the Company had experienced a change-in-control event as described in the 2020 Plan on December 31, 2020, the value of accelerated options the Named Executive Officers, based on the difference between the closing price of our common stock on the Nasdaq Stock Market on December 31, 2020, and, if lower, the exercise price per share of each option for which vesting would be accelerated for each Named Executive Officer, would be an aggregate of $355,180.

There is a de minimis number of equity securities subject to and no securities remaining available for future issuance under our 2016 Plan. See “Securities Authorized for Issuance Under Equity Compensation Plans.”

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information as of June 14, 2021 with respect to compensation plans under which our equity securities are authorized for issuance. At that date, there were a total of 6,327,702 shares of our common stock outstanding.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders (1)	--	--	--
Equity compensation plans not approved by stockholders (2)	602,000	$2.79	867,000

(1)

In 2016, our stockholders approved the GeoVax Labs, Inc. 2016 Stock Incentive Plan (the “2016 Plan”), at which time all shares then available for issuance under the GeoVax Labs, Inc. 2006 Equity Incentive Plan (the “2006 Plan”) rolled over to the 2016 Plan. As a result of reverse stock splits effected in April 2019 (1-for-500), January 2020 (1-for-2,000) and September 2020 (1-for-20), all awards subject to the 2016 Plan were eliminated. There are no shares remaining subject to outstanding awards granted under the 2006 Plan and the 2016 Plan and awards may no longer be granted under either plan. See “Proposal 2—To Approve an Increase in the Aggregate Number of Shares of Common Stock Subject to the GeoVax Labs, Inc. 2020 Stock Incentive Plan from 250,000 Shares, As Adjusted, to 1,500,000 Shares—Background.”

(2)

Nonqualified options granted to executive officers and non-employee directors to purchase 536,000 shares of common stock are contingent upon stockholder approval of the amendment to the 2020 Plan. Nonqualified options to purchase 66,000 shares of common stock were granted to non-executive employees. See “Proposal 2—To Approve an Increase in the Aggregate Number of Shares of Common Stock Subject to the GeoVax Labs, Inc. 2020 Stock Incentive Plan from 250,000 Shares, As Adjusted, to 1,500,000 Shares.”

DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation earned for service on our Board of Directors during the fiscal year ending December 31, 2020 by each individual who served as a director at any time during the fiscal year.

Name	Fees Earned or Paid in Cash ($) (2)	Option Awards ($) (3)(4)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Randal D. Chase	31,350	28,000				59,350
David A. Dodd (1)	-	-	-	-	-	-
Dean G. Kollintzas	26,100	28,000	-	-	-	54,100
Robert T. McNally	10,500	28,000	-	-	-	38,500
Harriet L. Robinson (1)	-	-	-	-	-	-
John N. Spencer, Jr.	37,550	28,000	-	-	-	65,550

(1)

As discussed below under “Director Compensation Plan” directors who are employees of the Company receive no compensation for their service as directors. As President and CEO, Mr. Dodd therefore receives no compensation for his service as a director; his compensation for service as President and CEO is shown in the “Summary Compensation” table above. Dr. Robinson, whose term as a director ended on August 7, 2020, was also an employee of the Company during the entirety of 2020 and received no compensation for her service as a director.

(2)	See “Payment of Deferred Compensation” above and “Cash Fees” below for information regarding deferrals of payment of these fees.
(3)

Represents the grant date fair value of stock options granted on December 2, 2020 to each non-employee director for 25,000 shares with an exercise price of $2.79 per share, vesting over a three-year period. These stock options are granted subject to stockholder approval of an amendment to the 2020 Stock Incentive Plan increasing the maximum aggregate number of shares of common stock that may be issued pursuant to the 2020 Plan.

(4)	The table below shows the aggregate numbers of warrants and option awards outstanding for each non-employee director as of December 31, 2020.

Name	Aggregate Option Awards Outstanding as of December 31, 2020 (#)
Randal D. Chase (1)	41,613
Dean G. Kollintzas (2)	36,987
Robert T. McNally (3)	78,925
John N. Spencer, Jr. (4)	46,024

(1)	Includes 16,613 warrants issued in lieu of deferred cash compensation. See “Payment of Deferred Compensation.” A portion of these warrants reflected deferred compensation accrued in 2020.
(2)	Includes 11,987 warrants issued in lieu of deferred cash compensation. See “Payment of Deferred Compensation.” A portion of these warrants reflected deferred compensation accrued in 2020.
(3)	Includes 53,925 warrants issued in lieu of deferred cash compensation. See “Payment of Deferred Compensation.” A portion of these warrants reflected deferred compensation accrued in 2020.
(4)	Includes 21,024 warrants issued in lieu of deferred cash compensation. See “Payment of Deferred Compensation.” A portion of these warrants reflected deferred compensation accrued in 2020.

Director Compensation Plan. In March 2007, the Board of Directors approved a recommendation from the Compensation Committee for director compensation, which we refer to as the “Director Compensation Plan.” It was subsequently amended in March 2008, December 2009, December 2010, and in December 2020. The Director Compensation Plan applies only to non-employee directors. Directors who are employees of the Company receive no compensation for their service as directors or as members of committees.

Cash Fees – For 2020, each non-employee director earned an annual retainer (paid quarterly) of $5,000 for service as a member of the Audit Committee and $3,300 for service as a member of the Compensation Committee or the Nominating and Corporate Governance Committee. The Chairman of the Audit Committee earned an annual retainer of $9,000, and the Chairman of each of the Compensation Committee and the Nominating and Corporate Governance Committee earned an annual retainer of $6,000. These retainers were also paid quarterly. Non-employee directors also earned fees for each Board of Directors or Committee meeting attended as follows: $3,000 for in person Board of Directors meetings ($1,500 for telephonic meetings), $1,000 for in person Committee meeting chaired ($750 for telephonic meetings), and $500 for in person Committee meeting attended as a non-chair member ($400 for telephonic meetings). A non-employee Chairman of the Board earns an annual retainer of $30,000 and is not entitled to receive additional fees for Board meetings attended, but would be entitled to receive additional fees for committees on which he/she serves.

In December 2020, the Board of Directors amended the Director Compensation Plan such that, effective January 1, 2021, each non-employee director will earn an annual retainer (paid quarterly) of $10,000 ($30,000 for a non-employee Chairperson) for service as a member of the Board, $5,000 ($9,000 for the Chairperson) for service as a member of the Audit Committee. and $3,300 ($6,000 for the Chairperson) for service as a member of the Compensation Committee or the Nominating and Corporate Governance Committee. Non-employee directors will also earn fees for each Board of Directors or Committee meeting attended as follows: $3,000 for in person Board of Directors meetings ($1,500 for telephonic meetings), $1,000 for in person Committee meeting chaired ($750 for telephonic meetings), and $500 for in person Committee meeting attended as a non-chair member ($400 for telephonic meetings). A non-employee Chairman of the Board will earn a fee of $5,000 for each Board meeting attended ($2,500 for telephonic meetings).

Stock Option Grants –We currently do not have a formula for determining stock option grants to directors (upon their election to the Board of Directors, or otherwise). Such option grants are currently determined by the Board of Directors, upon recommendation by the Compensation Committee based on the Compensation Committee’s annual deliberations and review of the director compensation structure of similar companies. At its meeting in December 2020, upon a recommendation of the Compensation Committee, the Board of Directors approved an annual stock option grant of 25,000 shares to each of its non-employee members for ongoing service as members of the Board of Directors.

Expense Reimbursement – All directors are reimbursed for expenses incurred in connection with attending meetings of the Board of Directors and committees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Approval of Related Person Transactions

Our Audit Committee is responsible for reviewing and approving all transactions or arrangements between the Company and any of our directors, officers, principal stockholders or any of their respective affiliates, associates or related persons, other than transactions with officers which are covered by the duties of the Compensation Committee. In determining whether to approve or ratify a related person transaction, the Audit Committee will discuss the transaction with management and will consider all relevant facts and circumstances available to it including:

●	whether the terms of the transaction are fair to the Company and at least as favorable to the Company as would apply if the transaction did not involve a related person;
●	whether there are demonstrable business reasons for the Company to enter into the transaction;
●	whether the transaction would impair the independence of a non-employee director; and
●

whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the direct or indirect nature of the related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

These policies are in writing and included in the Company’s minute book.

Our Board of Directors has made the following findings and adopted the following policies (in writing) regarding related person transactions:

●

The Company has not made and will not make loans or loan guarantees on behalf of any director, officer, beneficially owner of more than 5% of our common stock, or other person constituting a Promoter, as such term is defined in the NASAA Statement of Policy Regarding Corporate Securities Definitions.

●

The Company has not engaged and will not engage in material transactions with any director, officer, beneficial owner of more than 5% of our common stock, or other person constituting a Promoter, as such term is defined in the NASAA Statement of Policy Regarding Corporate Securities Definitions, except as described below or as otherwise approved by our Audit Committee consistent with the policies and procedures described below.

●	The Company will make any future material affiliated transactions on terms that are no less favorable to the Company than those that can be obtained from unaffiliated third parties.
●	A majority of the Company’s Audit Committee will approve all future material transactions.
●	The Company’s officers, directors, and counsel will:
○	consider their due diligence and assure that there is a reasonable basis for these representations, and
○	consider whether to embody the representations in the issuer’s charter or bylaws.

Transactions with Related Persons

Other than compensation arrangements for our Named Executive Officers and directors, we describe below each transaction since January 1, 2019, to which we were a party or will be a party, in which the amount exceeds $120,000 (or, if less, 1% of the average of our total assets amount at December 31, 2020 and 2019) and in which any “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) had or will have a direct or indirect material interest. Compensation arrangements for our named executive officers and directors are described above under “Executive Compensation.”

Series E Convertible Preferred Stock and Series G Warrants

On March 5, 2018, we entered into a Securities Purchase Agreement (the “2018 Securities Purchase Agreement”) with Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. (collectively, the “Purchasers”), each of which beneficially owned more than 5% of our common stock, providing for the issuance and sale to the Purchasers of an aggregate of 600 shares of our Series E Convertible Preferred Stock (the “Series E Preferred Shares”) for gross proceeds to the Company of $600,000. On September 5, 2018, the Company and the Purchasers agreed that the Company would issue the Purchasers an additional 600 Series E Preferred Shares for gross proceeds of $600,000. On February 18, 2019 all outstanding Series E Preferred Shares (1,200 shares) were exchanged for our Series F Convertible Preferred Stock, as described below.

Pursuant to the 2018 Securities Purchase Agreement, on September 5, 2018 the Purchasers were also issued Series G Common Stock Purchase Warrants (the “Series G Warrants”), to purchase shares of our common stock. The Series G Warrants were terminated by agreement between the Company and the Purchasers on August 4, 2020.

Term Promissory Notes and Series H Warrants

On December 27, 2018, we entered into an agreement with the Purchasers, each of which beneficially owned more than 5% of our common stock pursuant to which we issued two Term Promissory Notes (“Notes”) and Series H Common Stock Purchase Warrants (“Series H Warrants”) to the Purchasers in exchange for aggregate gross proceeds of $250,000. The non-interest-bearing Notes were initially due on January 22, 2019 but were subsequently extended and then cancelled pursuant to our issuance of Series F and Series G Convertible Preferred Stock as described below.

The Series H Warrants were originally issued for the purchase of up to 10,000,000 shares of our common stock in the aggregate with an exercise price of $0.025 per share. During July 2020, all of the Series H Warrants were converted into 7,147 shares of our common stock pursuant to the cashless exercise provisions of the warrants.

Series F Convertible Preferred Stock

On February 18, 2019, we entered into Exchange Agreements (the “February Exchange Agreements”) with the Purchasers pursuant to which the Purchasers exchanged an aggregate of 1,563.146 shares of our Series C Convertible Preferred Stock (“Series C Preferred Shares”), for which the Purchasers paid $1,000 per share, and 1,200 shares of our Series E Convertible Preferred Stock (“Series E Preferred Shares”), for which the Purchasers paid $1,000 per share, held by them for an aggregate of 2,763.146 shares of our Series F Convertible Preferred Stock (“Series F Preferred Shares” and such transaction, the “February Exchange”). Upon consummation of the February Exchange, the shares of Series C Preferred Shares and Series E Preferred Shares subject to the February Exchange were cancelled and no Series C Preferred Shares or Series E Preferred Shares remain outstanding. The February Exchange Agreements also extended the maturity date of the Notes, dated December 27, 2018, made by the Company in favor of the Purchasers to June 22, 2019.

Between March 19 and July 10, 2019, the Purchasers converted 506.6122 Series F Preferred Shares into an aggregate of 10 shares of our common stock, and on July 17, 2019, all remaining outstanding Series F Preferred Shares (2,256.5338 shares) were exchanged for our Series H Convertible Preferred Stock, as described below.

Series G Convertible Preferred Stock and Series I Warrants

On February 25, 2019, we entered into a Securities Purchase Agreement (the “February Securities Purchase Agreement”) with the Purchasers providing for the issuance and sale to the Purchasers of an aggregate of up to 1,000 shares of our Series G Convertible Preferred Stock (the “Series G Preferred Shares”) and related warrants for gross proceeds of up to $1.0 million, to be funded at up to three different closings. At the first closing on February 25, 2019, we issued 500 Series G Preferred Shares and related warrants in exchange for the payment by the Purchasers of $250,000 in the aggregate, plus the cancellation by them of Term Notes due to them from the Company in the aggregate amount of $250,000. At the second and third closings, which occurred on April 26 and June 19, 2019, we issued an aggregate of 500 additional shares of Series G Preferred Stock and related warrants in exchange for the payment by the Purchasers of a total of $500,000.

On July 17, 2019, all outstanding Series G Preferred Shares (1,000 shares) were exchanged for our Series H Convertible Preferred Stock, as described below.

Pursuant to the February Securities Purchase Agreement, at each closing each Purchaser was issued a Series I Common Stock Purchase Warrant (“Series I Warrants”), to purchase up to a number of shares of the Company’s common stock equal to 100% of the Series G Conversion Shares underlying the Series G Preferred Shares issued to such Purchaser for cash. During July 2020, 43,687 of the Series I Warrants were converted into 29,756 shares of our common stock pursuant to the cashless exercise provisions of the warrants, leaving 31,313 Series I Warrants remaining. Upon consummation of our 2020 underwritten public offering the number of shares subject to the Series I Warrants increased to 62,626 and the exercise price was reduced to $5.00. In January 2021, all of the remaining Series I Warrants were converted into 20,196 shares of our common stock pursuant to the cashless exercise provisions of the warrants.

Series H Convertible Preferred Stock

On July 17, 2019, we entered into Exchange Agreements (the “July Exchange Agreements”) with the Purchasers pursuant to which the Purchasers exchanged an aggregate of 2,256.5338 Series F Preferred Shares, for which the Purchasers paid $1,000 per share, and 1,000 Series G Preferred Shares, for which the Purchasers paid $1,000 per share, held by them for an aggregate of 3,256.5338 shares of our Series H Convertible Preferred Stock (“Series H Preferred Shares” and such transaction, the “July Exchange”). Upon consummation of the July Exchange, the Series F Preferred Shares and Series G Preferred Shares subject to the July Exchange were cancelled and no Series F Preferred Shares or Series G Preferred Shares remain outstanding.

Between July 18, 2019 and March 6, 2020, the Purchasers converted 3,256.5338 Series H Preferred Shares into an aggregate of 484,505 shares of our common stock, and there are no Series H Preferred Shares remaining outstanding.

Series I Convertible Preferred Stock

On July 24, 2019, we entered into a Securities Purchase Agreement (the “July Securities Purchase Agreement”) with the Purchasers providing for the issuance and sale to the Purchasers of an aggregate of 700 shares of our Series I Convertible Preferred Stock (the “Series I Preferred Shares”) for gross proceeds of $700,000.

Between March 6, 2020 and March 18, 2020, the Purchasers converted 700 Series I Preferred Shares into an aggregate of 204,371 shares of our common stock, and there are no Series I Preferred Shares remaining outstanding.

Series J Convertible Preferred Stock

On January 24, 2020, we entered into a Securities Purchase Agreement (the “January Securities Purchase Agreement”) with the Purchasers providing for the issuance and sale to the Purchasers of an aggregate of 300 shares of our Series J Convertible Preferred Stock (the “Series J Preferred Stock”) for gross proceeds of $300,000. On July 23, 2020, the Purchasers converted 300 Series J Preferred Shares into an aggregate of 42,723 shares of our common stock, and there are no Series J Preferred Shares remaining outstanding.

June 2020 Bridge Financing

On June 26, 2020, we entered into a Securities Purchase Agreement with Cavalry Fund I LP and Cavalry Special Ops Fund, LLC, pursuant to which the Company received aggregate gross proceeds of $1,050,000 in exchange for the issuance of 5% Original Issue Senior Secured Convertible Debentures in the aggregate principal amount of $1,200,000 and five-year warrants to purchase an aggregate of 2,400,000 shares of our common stock at an exercise price of $0.50 per share, subject to adjustment. On September 29, 2020, the June 26, 2020 5% Original Issue Senior Secured Convertible Debentures mandatorily converted into 303,667 conversion units, of which 177,625 include shares of common stock and 126,042 include pre-funded warrants (the “Conversion Units”). The Conversion Units provide substantially the same terms as the Units issued in September 2020. The pre-funded warrants provide the holder the right to purchase one share of common stock at an exercise price of $0.01 per share, are immediately exercisable and will not expire until exercised in full. These pre-funded warrants were exercised on January 13, 2021. The Company also issued these investors five-year warrants to acquire an additional 303,668 shares of common stock, in the aggregate, at $5.00 per share.

PROPOSAL 2
TO APPROVE AN INCREASE IN THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK SUBJECT TO THE GEOVAX LABS, INC. 2020 STOCK INCENTIVE PLAN FROM 250,000 SHARES, AS ADJUSTED, TO 1,500,000 SHARES

Upon the recommendation of the Compensation Committee, the Board of Directors has approved an increase in the aggregate number of shares of common stock authorized to be issued under the GeoVax Labs, Inc. 2020 Stock Incentive Plan (“2020 Plan”) from 250,000 shares (as adjusted from 5,000,000 shares to account for the September 2020 1-for-20 reverse stock split) to 1,500,000 shares, subject to adjustment for anti-dilution purposes, as described below in the section entitled “Background.”

Stockholder approval of the increase in the aggregate number of shares subject to the 2020 Plan is required, among other things, in order to comply with the continued listing standards for the Nasdaq Capital Market requiring stockholder approval of certain material amendments to stock option plans or other equity compensation arrangements.

This proposal constitutes the Company’s request that its stockholders approve the increase in shares subject to the 2020 Plan. The 2020 Plan currently is the sole equity compensation vehicle for the Company.

Background

Historically, the Company’s compensation structure has included the use of equity compensation and other incentive awards to attract, retain and motivate talented employees and directors. In June 2016, the Company obtained stockholder approval to replace the GeoVax Labs, Inc. 2006 Equity Incentive Plan (the “2006 Plan”) with the 2016 Stock Incentive Plan (the “2016 Plan”). Option grants under the 2016 Plan were made to employees and non-employee directors during 2016, 2017, and 2018. No option grants were made during 2019. Due to a series of reverse stock splits as described below, all of such grants were eliminated and no shares remain available for future issuance under the 2016 Plan.

Beginning in March 2012, the Company entered into multiple financing arrangements with two principal investors, who provided substantial funds to the Company on terms that were quite favorable to them. These financing arrangements led to substantial increases in the number of Company shares the investors were entitled to receive due to changes in exercise and conversion prices. The Company found it difficult to obtain capital from other investors, in part due to the financing arrangements with its principal investors.

In order to meet its contractual obligations with, and to obtain additional funds from, its principal investors: (i) in 2016, and again 2017, the Company obtained stockholder approval for increases in the number of shares of common stock it was authorized to issue; (ii) in April 2019, the Company obtained stockholder for a reverse stock split, which was effected at a ratio of 1-for-500; and (iii) in January 2020, the Company obtained stockholder for a reverse stock split, which was effected at a ratio of 1-for-2,000.

By June 2020, the Company’s two principal investors had sold most of their interests in the Company. At that time, the Company was able to obtain a bridge loan from a new investor and began work on an underwritten public offering for cash (consummated in September 2020). As a result of this change in circumstances and the Company’s desire to include equity compensation in its compensation structure, the Compensation Committee recommended, and the Board approved and adopted, the 2020 Plan, which authorized up to 5,000,000 shares of common stock for issuance pursuant to awards under the 2020 Plan. The 2020 Plan was substantially similar to the 2016 Plan, although it did not provide for the grant of incentive stock options.

In order to meet minimum price requirements for listing of its common stock on the Nasdaq Capital Market as part of its underwritten public offering, the Company obtained stockholder approval for a reverse stock split, which it implemented at a ratio of 1-for-20 on September 24, 2020 at the time of its underwritten public offering. As a result of the September 2020 reverse stock split, the number of shares that could be issued under 2020 Plan were adjusted from 5,000,000 shares prior to the reverse split to 250,000 shares after the split was effected.

In December 2020, upon the recommendation of the Compensation Committee, the Board granted nonqualified ten-year options to purchase 602,000 shares of the Company’s common stock to the Company’s employees and non-employee directors at an exercise price of $2.79 per share, which was equal to the closing price of the Company’s shares as reported on the Nasdaq Capital Market on the date of grant. In determining the number of stock options granted, the Board considered multiple factors, including (as discussed above) the prior elimination of all stock options granted during 2016-18, and the fact that no stock options were granted during 2019. Additionally, as discussed in “Executive Compensation—Payment of Deferred Compensation,” beginning in 2016, the executive officers and non-employee directors of the Company deferred receipt of substantial amounts of compensation until September 2020.

Since the number of shares subject to the December 2020 stock option grants was in excess of those authorized to be granted pursuant to the 2020 Plan, the Board has increased the number of authorized shares to 1,500,000, subject to subsequent stockholder approval and subject to adjustment for anti-dilution purposes. Of the December 2020 stock option grants, grants of nonqualified options to executive officers and non-employee directors, comprised of options to purchase a total of 536,000 shares of common stock, were made subject to stockholder approval of the increase in authorized shares. Grants of nonqualified options to employees who were non-executive officers, comprised of options to purchase a total of 66,000 shares of common stock, were within the original 250,000 authorized shares (as adjusted for the 1-for-20 stock split) and were not contingent upon stockholder approval of the increase. In determining the appropriate number of shares to be authorized for the 2020 Plan, the Board also considered the number of shares which would remain available for future grants to employees, non-employee directors and independent contractors. The Board also determined the appropriate number of shares to be authorized for the 2020 Plan based on projected grants for the next several years, although the Compensation Committee retains discretion to determine grant levels in the future based on the best interests of the Company at that time. Historically, the Compensation Committee has made grants to directors and certain officers and employees each December, grants to new directors upon their appointment or election to the Board, and grants to certain independent contractors at the time of hire.

For more information regarding the number of shares remaining available for future grants to employees, non-employee directors and independent contractors, see “Executive Compensation— Securities Authorized for Issuance Under Equity Compensation Plans.”

General Information

The following discussion is qualified by and subject to the terms of the 2020 Plan, a copy of which is attached as Annex A to this proxy statement. We will promptly provide, upon request and without charge, a copy of the full text of the 2020 Plan to each person to whom a copy of this proxy statement is delivered. Requests should be directed to Mark W. Reynolds, Chief Financial Officer, GeoVax Labs, Inc., 1900 Lake Park Drive, Suite 380, Smyrna, Georgia 30080. An electronic copy of the 2020 Plan is also available free of charge as Annex A to the electronic version of this proxy statement on the SEC’s website at www.sec.gov. Stockholders are encouraged to refer to the 2020 Plan for more complete and detailed information about the 2020 Plan.

The Board believes the increase in shares available under the 2020 Plan will provide us with the flexibility and resources we need to use equity compensation and other incentive awards to attract, retain and motivate talented employees, directors and independent contractors who are important to our long-term growth and success. The Board also believes that our revitalized equity compensation program will position us to be more competitive with comparable companies in our industry, and that the 2020 Plan will effectively incentivize eligible participants to achieve our business objectives and build stockholder value. In these ways, the 2020 Plan is intended to further align the interests of our employees and other service providers with those of our stockholders.

We calculate overhang as a measure of shares subject to stock-based awards outstanding or reserved for future grants as a percentage of shares outstanding. Including the increase to 1,500,000 shares proposed to be authorized for grant under the 2020 Plan, our overhang would be approximately 23% as of June 14, 2021.

If our stockholders do not approve the increase in authorized shares that may be issued under the 2020 Plan, the Board and Compensation Committee will reevaluate the Company’s compensation program alternatives, given that insufficient shares would be available under the 2020 Plan.

“Best Practices” Integrated Into GeoVax’s Equity Compensation Program and the 2020 Plan

Our compensation practices and the 2020 Plan include a number of features that the Board believes reflect responsible compensation and governance practices and promote the interests of our stockholders, including the following:

●

Limitation on Shares Issued. No more than 1,500,000 shares of our common stock, $0.001 par value, subject to adjustment for anti-dilution purposes, will be authorized for issuance under the 2020 Plan if the increase is approved. See “Award Limitations” below.

●

No Stock Option or Stock Appreciation Right (SAR) Repricings Without Stockholder Approval. The 2020 Plan prohibits the repricing of stock options or SARs without stockholder approval. This limitation applies to (i) direct repricings (lowering the exercise price of an option or SAR), (ii) indirect repricings (exchanging an outstanding stock option or SAR that is underwater for cash, for new stock options or SARs with an exercise price less than that applicable to the original option or SAR, or for another equity award), and (iii) any other action that would be treated as a repricing under applicable stock exchange rules (subject to anti-dilution adjustments).

●	Robust Minimum Vesting and Award Practices. The 2020 Plan generally imposes minimum vesting periods of one year. Our historical practice has been to impose three-year vesting periods for awards.
●

No Automatic “Single Trigger” Vesting upon a Change of Control. The 2020 Plan retains discretion for the Administrator (as defined below) to determine the effect, if any, of a change of control on equity awards and does not provide for automatic “single trigger” change of control vesting. See “Change of Control” below.

●

Prudent Change of Control Provisions. The 2020 Plan includes prudent change of control triggers such as requiring a change in beneficial ownership of more than 50% of our voting stock and consummation (rather than stockholder approval) of a significant merger or other transaction in order for a “change of control” to be deemed to have occurred. See “Change of Control” below.

●

Prohibition of Certain Share Recycling, or “Liberal Share Counting,” Practices. The 2020 Plan does not allow shares to be added back to the maximum share limitation under the 2020 Plan if they were withheld from an award or delivered by a participant to satisfy minimum tax withholding requirements for awards, not issued or delivered as a result of the net settlement of an outstanding award, withheld or delivered to pay the exercise price related to an outstanding award or repurchased on the open market with the proceeds of an option exercise.

●

No Discounted Stock Options or SARs and Limit on Option and SAR Terms. The 2020 Plan requires that stock options and SARs have an exercise price equal to or greater than the fair market value of our common stock on the date of grant. In addition, the term of an option or SAR is limited to no more than 10 years.

●	No Grants of “Reload” Awards. The 2020 Plan does not provide for “reload” awards (the automatic substitution of a new award of like kind and amount upon the exercise of a previously granted award).
●

No “Evergreen” Provision. The 2020 Plan requires stockholder approval of any additional authorization of shares (other than adjustments for anti-dilution purposes), rather than permitting an annual “replenishment” of shares under a plan “evergreen” provision.

●

Forfeiture and Recoupment Policies. The 2020 Plan authorizes the Compensation Committee or the Board to reduce or cancel (or cause the recoupment or forfeiture of) a participant’s plan benefits if the participant engages in certain types of detrimental conduct. Participants will also be required to comply with any compensation recovery policy or similar policies adopted by us from time to time or imposed under applicable laws.

●

Independent Committee Administration. The 2020 Plan will be administered by the Compensation Committee. We believe each Compensation Committee member qualifies as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and as an “independent director” under Rule 5605(a)(2) of the Nasdaq listing rules.

●

No Dividends or Dividend Equivalents on Unearned Awards. Dividends and dividend equivalents on awards issued under the 2020 Plan may only be paid if and to the extent the award has vested or been earned, and no dividends may be paid on options or SARs.

●

Efficient Use of Equity. We are committed to the efficient use of equity awards and are mindful of ensuring that our equity compensation program does not overly dilute the holdings of existing stockholders.

Approval of the increase in shares subject to the 2020 Plan will position GeoVax to continue and expand these “best practices.”

Description of 2020 Plan

Share Limitations

The maximum number of shares of common stock that we may issue or deliver pursuant to awards granted under the 2020 Plan will be 1,500,000 shares (subject to adjustment for anti-dilution purposes) if the increase in available shares is approved by stockholders.

The following shares will be counted against the limits described above and will not be available for re-issuance: (i) shares withheld from an award or delivered by a participant to satisfy minimum tax withholding requirements for awards; (ii) shares not issued or delivered as a result of the net settlement of an outstanding award; (iii) shares used to pay the exercise price related to an outstanding award; and (iv) shares repurchased on the open market with the proceeds of the exercise price.

In calculating the 2020 Plan share limitations described above, the following shares will not be included: (i) shares subject to an award (or any portion of an award) that is canceled, terminates, expires, is forfeited or lapses for any reason; (ii) awards settled in cash; (iii) dividends, including dividends paid in shares; and (iv) any shares subject to an award other than an option or SAR that are not issued for any reason, including by reason of failure to achieve performance goals.

Shares issued under the 2020 Plan through the settlement, assumption or substitution of outstanding awards granted by another entity or obligations to grant future awards as a condition of or in connection with a merger, acquisition or similar transaction involving GeoVax acquiring another entity will not reduce the maximum number of shares available for delivery under the 2020 Plan. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the 2020 Plan and will not reduce the maximum number of shares available under the 2020 Plan, subject to applicable Nasdaq listing requirements, if any.

The number of shares reserved for issuance under the 2020 Plan may be adjusted in the event of an adjustment in the capital structure of GeoVax (due to a merger, change in control, consolidation, recapitalization, stock split, stock dividend or similar event), as provided in the 2020 Plan.

On June 9, 2021, the closing sales price of our common stock as reported on the Nasdaq Capital Market under the symbol “GOVX” was $5.33 per share.

Purpose and Eligibility; Term

The purposes of the 2020 Plan are to encourage and enable selected employees, directors and independent contractors of GeoVax and its affiliates to acquire or increase their holdings of our common stock and other equity-based interests in GeoVax and/or to provide other incentive awards in order to promote a closer identification of their interests with those of GeoVax and our stockholders. The 2020 Plan is also intended to provide flexibility to GeoVax in its ability to motivate, attract and retain the services of participants upon whose judgment, interest and special effort the successful conduct of our operation largely depends.

The 2020 Plan’s purposes will be carried out by the granting of awards to selected participants. Awards may be granted to selected employees, directors and independent contractors of GeoVax or our affiliates, in the discretion of the Administrator (as defined below under “Administration; Amendment and Termination; Minimum Vesting Requirements”). As of June 14, 2021, approximately 11 employees, 4 non-employee directors, and 5 independent contractors were eligible to participate in the 2020 Plan.

The types of awards authorized under the 2020 Plan include: stock options in the form of nonqualified options; SARs in the form of freestanding SARs and/or related SARs; restricted awards in the form of restricted stock awards or restricted stock units; performance awards in the form of performance shares and/or performance units; phantom stock awards; other stock-based awards; and/or dividend equivalent awards. We discuss the material terms of each type of award below under “Types of Awards.”

Administration; Amendment and Termination; Minimum Vesting Requirements

The Compensation Committee administers the 2020 Plan following Board delegation and subject to Board oversight. Each member of the Compensation Committee is intended to be independent under SEC Rule 16b-3 and Rule 5605(a)(2) of the Nasdaq listing rules. The Board and the Compensation Committee are referred to in this discussion collectively as the “Administrator.” Subject to the terms of the 2020 Plan, the Administrator’s authority includes but is not limited to the authority to:

●

determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares of common stock, if any, subject to an award, and all terms, conditions, restrictions and limitations of an award;

●	prescribe the form(s) of award agreements under the 2020 Plan;
●	establish, amend and rescind rules and regulations for the administration of the 2020 Plan;
●	correct any defect, supply any omission or reconcile any inconsistency in the 2020 Plan or in any award or award agreement; and
●

construe and interpret the 2020 Plan, awards and award agreements made under the 2020 Plan, interpret rules and regulations for administering the 2020 Plan and make all other determinations deemed necessary or advisable for administering the 2020 Plan.

The 2020 Plan and awards made under the 2020 Plan may be amended, suspended or terminated at any time by the Board (or the Administrator, with respect to awards). However, stockholder approval is required of any 2020 Plan amendment if required by applicable laws, rules or regulations, and an amendment or termination of an award may not materially adversely affect the rights of a participant without the participant’s consent. In addition, stockholder approval is required to take any action with respect to an option or SAR “repricing,” that is, (i) amending the terms of outstanding options or SARs to reduce the exercise price, (ii) exchanging outstanding options or SARs for cash, options or SARs with an exercise price that is less than the exercise price of the original option or SAR or for other equity awards at a time when the original option or SAR has an exercise price above the fair market value of our common stock, or (iii) other action that would be treated as a repricing under any applicable stock exchange rules (other than adjustments for anti-dilution purposes).

The Administrator also has unilateral authority to amend the 2020 Plan and any award to the extent necessary to comply with applicable laws, rules or regulations. The Administrator may also adjust awards upon the occurrence of certain unusual or nonrecurring events, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits under the 2020 Plan or to comply with applicable laws, rules or regulations.

Awards granted under the 2020 Plan will generally be subject to a minimum vesting period of one year. However, the Administrator may provide for acceleration of vesting of all or a portion of an award in the event of the participant’s death, disability or retirement or, under certain circumstances, upon a change of control. In addition, the Administrator may grant awards without a minimum vesting period or may accelerate the vesting of all or a portion of an outstanding award for any reason, but only with respect to awards for no more than an aggregate of 5% of the total number of authorized shares under the 2020 Plan. The 2020 Plan also permits the grant of awards to participants that have different vesting terms in the case of awards that are substituted for other equity awards in connection with mergers or similar transactions, awards granted as an inducement to be employed by GeoVax or awards granted to replace forfeited awards from a former employer or in exchange for foregone cash compensation. Our historical practice has been to impose three-year vesting periods for equity awards, and we anticipate that employee awards granted under the 2020 Plan will also have multi-year vesting periods.

Types of Awards

A summary of the material terms of the types of awards authorized under the 2020 Plan is provided below.

Non-Qualified Options. Nonqualified options may be granted under the 2020 Plan. The Administrator will determine the exercise price for options. The exercise price may be no less than 100% of the fair market value per share of our common stock on the date the option is granted (except for certain options assumed or substituted in a merger or other transaction where the exercise price is adjusted in accordance with applicable tax regulations). The exercise price is payable in cash or cash equivalent, and except where prohibited by the Administrator or applicable law, by delivery of shares of our common stock owned by the participant, withholding of shares upon exercise of the option, delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to us the amount of sale or loan proceeds to pay the exercise price or by such other payment methods as may be approved by the Administrator and which are acceptable under applicable law (or any combination of these methods).

The Administrator will determine the terms and conditions of an option, the period or periods during which a participant may exercise an option and any conditions on the ability of a participant to exercise an option. The option period may not exceed 10 years. Options are generally subject to certain restrictions on exercise if the participant terminates employment or service unless an award agreement provides otherwise.

Stock Appreciation Rights. SARs may be granted in the form of “related SARs” or freestanding SARs. A related SAR is granted to the holder of an option (a “related option”) with respect to all or a portion of the shares of common stock subject to the related option, and a freestanding SAR is an SAR that is not granted in tandem with an option. The holder of an SAR is entitled to receive consideration equal to the excess, if any, of the fair market value of a share of our common stock on the date of exercise over the exercise price per share of such SAR, multiplied by the number of shares with respect to which the SAR is being exercised. This consideration may be paid in cash, shares of common stock (valued at fair market value on the date of the SAR exercise) or a combination of cash and shares of common stock, as determined by the Administrator. The exercise price may be no less than 100% of the fair market value per share of our common stock on the date the SAR is granted (except for certain SARs assumed or substituted in a merger or other transaction where the exercise price is adjusted in accordance with applicable tax regulations).

SARs are exercisable according to the terms established by the Administrator and stated in the applicable award agreement. An SAR may not be exercised more than 10 years after it was granted, or such shorter period as may apply to the related options in the case of related SARs.

Restricted Awards. Restricted awards may be in the form of restricted stock awards and/or restricted stock units that are subject to certain vesting conditions. Restricted stock awards are payable in shares of common stock. Restricted stock units may be payable in cash or shares of common stock, or partly in cash and partly in shares of common stock, in accordance with the terms of the 2020 Plan and at the discretion of the Administrator.

The Administrator will determine the restriction period and vesting conditions applicable to any restricted award. Vesting conditions may include payment of a specified purchase price, attainment of performance objectives, continued service or employment for a certain period of time, retirement, disability, death or any combination of conditions. Performance measures may vary between participants and will be based upon such performance factors or criteria as the Administrator determines.

The Administrator has authority to determine whether and to what degree restricted awards have vested and been earned and are payable, as well as to establish and interpret the terms and conditions of restricted awards.

Performance Awards. Performance awards may be in the form of performance shares and/or performance units. Performance shares are granted with reference to a specified number of shares of our common stock and afford the holder the contingent right to receive shares of common stock, a cash payment or a combination of common stock and cash (as determined by the Administrator). An award of a performance unit is a grant in an amount determined by the Administrator that gives the holder the contingent right to receive shares of common stock, a cash payment or combination of common stock and cash (as determined by the Administrator).

Certain U.S. Federal Income Tax Consequences

The following summary generally describes the principal U.S. federal (and not foreign, state, or local) income tax consequences of awards granted under the 2020 Plan as of the date of this Proxy Statement. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to GeoVax. The provisions of the Code and related regulations concerning these matters are complicated and their impact in any one case may depend upon the particular circumstances.

Non-Qualified Options. The grant of a non-qualified option should not result in taxable income to a participant or a tax deduction to GeoVax. The difference between the fair market value of the stock on the date of exercise and the option price will constitute taxable ordinary income to the participant on the date of exercise. We generally will be entitled to a corresponding income tax deduction to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting. The participant’s basis in shares of common stock acquired upon exercise of an option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the participant will be taxed as a capital gain or loss to the participant, and will be long-term capital gain or loss if the participant has held the stock for more than one year at the time of sale.

Stock Appreciation Rights. For federal income tax purposes, the grant of a SAR should not result in taxable income to a participant or a tax deduction to GeoVax. Upon exercise, the amount of cash and fair market value of shares received by the participant, less cash or other consideration paid (if any), is taxed to the participant as ordinary income, and GeoVax will generally be entitled to a corresponding income tax deduction to the extent the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.

Restricted Stock Awards. The grant of a restricted stock award will not result in taxable income to the participant or a tax deduction to GeoVax for federal income tax purposes, unless the restrictions on the stock do not present a substantial risk of forfeiture or the award is transferable, as defined under Code Section 83. In the year that the restricted stock is no longer subject to a substantial risk of forfeiture, or the award is transferable, the fair market value of such shares at such date and any cash amount awarded, less cash or other consideration paid (if any), will be included in the participant’s ordinary income as compensation, except that, in the case of restricted stock issued at the beginning of the restriction period, the participant may elect to include in his or her ordinary income as compensation at the time the restricted stock is awarded, the fair market value of such shares at such time, less any amount paid for the shares. We generally will be entitled to a corresponding income tax deduction to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.

Restricted Stock Units, Performance Awards, Phantom Stock Awards, Other Stock-Based Awards, and Dividend Equivalents. The grant of a restricted stock unit, performance award, phantom stock award, other stock-based awards, or a dividend equivalent award generally should not result in taxable income to the participant or a tax deduction to GeoVax for federal income tax purposes. However, the participant will recognize income on account of the settlement of such award. The income recognized by the participant at that time will be equal to any cash that is received and the fair market value of any stock that is received in settlement of the award. We generally will be entitled to a corresponding income tax deduction upon the settlement of such an award equal to the ordinary income recognized by the participant to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.

Code Section 409A. Awards granted under the 2020 Plan may be subject to Code Section 409A and related regulations and other guidance. Code Section 409A imposes certain requirements on compensation that is deemed under Code Section 409A to involve deferred compensation. If Code Section 409A applies to the 2020 Plan or any award, and the 2020 Plan and award do not, when considered together, satisfy the requirements of Code Section 409A during a taxable year, the participant will have ordinary income in the year of non-compliance in the amount of all deferrals subject to Code Section 409A to the extent that the award is not subject to a substantial risk of forfeiture. The participant will be subject to an additional tax of 20% on all amounts includable in income and may also be subject to interest charges under Code Section 409A. We do not have any responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant.

Tax Withholding

Generally, a participant will be required to pay GeoVax in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by GeoVax to such authority for the account of the recipient. Alternatively, the Administrator may in its discretion establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any local, state, federal, foreign, or other income tax obligations relating to an award, by electing to deliver to GeoVax shares of common stock held by the participant (which are fully vested and not subject to any pledge or other security interest) or to have GeoVax withhold shares of common stock from the shares to which the recipient is otherwise entitled. Under the 2020 Plan, the number of shares to be withheld or delivered will have a fair market value (as determined pursuant to the 2020 Plan) as of the date that the amount of tax to be withheld is determined as nearly as equal as possible to, but not exceeding (unless otherwise permitted by the Administrator in a manner in accordance with applicable laws, rules, and regulations and applicable accounting principles), the amount of such obligations being satisfied.

New Plan Benefits

The Compensation Committee has the discretion to grant awards under the 2020 Plan and, therefore, it is not possible as of the date of this proxy statement to determine future awards that will be received by the Company’s named executive officers or others under the 2020 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2020 Plan, as amended, the following table provides information concerning the benefits that were received by the following persons and groups during 2020 under the 2020 Plan: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group. The stock options granted to executive officers and non-employee directors are subject to stockholder approval of the amendment to the 2020 Plan increasing the maximum aggregate number of shares of common stock that may be issued pursuant to the 2020 Plan.

	Options
Name and Position	Average Exercise Price ($)	Number of Awards (#)
David A. Dodd President and CEO	$2.79	273,000	(1)
Mark W. Reynolds Chief Financial Officer	2.79	128,000	(1)
Mark J. Newman, PhD Chief Scientific Officer	2.79	35,000	(1)
Farshad Guirakhoo, PhD Former Chief Scientific Officer	--	--
All current executive officers, as a group	2.79	436,000
All current directors who are not executive officers, as a group (2)	2.79	100,000
All current employees who are not executive officers, as a group	2.79	66,000
(1)	Assuming approval of the amendment to the 2020 Plan, these stock options vest and become exercisable in three equal installments on December 2, 2021, 2022 and 2023.
(2)	Represents stock options granted on December 2, 2020 to each non-employee director for 25,000 shares with an exercise price of $2.79 per share, vesting over a three-year period.

Required Vote and Recommendation

The affirmative vote of the holders of a majority of the votes cast on this proposal at the Annual Meeting in person or by proxy is required to approve the increase in the aggregate number of shares that may be issued pursuant to the 2020 Plan. Abstentions and broker non-votes are not considered as votes cast, and therefore will have no effect on the outcome of the vote on this proposal.

THE COMPENSATION COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF THE INCREASE IN THE AGGREGATE NUMBER OF SHARES SUBJECT TO THE 2020 PLAN

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Effective October 1, 2019, the Company’s then independent registered public accounting firm, Porter Keadle Moore, LLC (“PKM”) combined its practice (the “Practice Combination”) with Wipfli LLP (“Wipfli”). As a result of the Practice Combination, PKM effectively resigned as the Company's independent registered public accounting firm and Wipfli, as the successor to PKM following the Practice Combination, was engaged as the Company's independent registered public accounting firm. The Company's Audit Committee was notified of the Practice Combination and the effective resignation of PKM and ratified and approved the engagement of Wipfli. Prior to the Practice Combination PKM had served as the independent registered public accounting firm of the Company since 2005.

The Audit Committee has appointed Wipfli to serve as the independent registered public accounting firm of GeoVax Labs, Inc. for the fiscal year ending December 31, 2021. Wipfli is considered by the Audit Committee and management to be well qualified.

Principal Accountant Fees and Services

The aggregate fees billed for the services rendered to us by Wipfli and PKM for the years ended December 31, 2020 and 2019 were as follows:

	2020	2019
Audit Fees (1)	$170,090	$105,090
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$170,090	$105,090

(1)

Audit Fees for 2020 and 2019 consisted principally of fees for professional services in connection with the audits of our consolidated financial statements, review of our Annual Report on Form 10-K, review of our interim financial statements and Quarterly Reports on Form 10-Q, and review of registration statements.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by our independent auditors (the “Policy”) prior to the engagement of the independent auditors with respect to such services. Under the Policy, proposed services may be pre-approved on a periodic basis or individual engagements may be separately approved by the Audit Committee prior to the services being performed. In each case, the Audit Committee considers whether the provision of such services would impair the independent auditor’s independence. All services provided by our independent auditors in fiscal 2020 and 2019 were pre-approved by the Audit Committee.

Stockholder ratification of the Audit Committee’s selection of Wipfli as our independent registered public accounting firm for the year ending December 31, 2021 is not required by our Bylaws, or otherwise. Nonetheless, the Board of Directors has elected to submit the selection of Wipfli to our stockholders for ratification. The selection will be ratified if a majority of the votes cast at the Annual Meeting on the proposal vote in favor. Abstentions and broker non-votes are not treated as votes cast, and therefore will have no effect on the outcome of either proposal. If the selection of Wipfli as our independent registered public accounting firm for the year ending December 31, 2021 is not ratified, the matter will be referred to the Audit Committee for further review.

Representatives of Wipfli are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.

THE AUDIT COMMITTEE AND BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF WIPFLI LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF GEOVAX LABS INC. FOR FISCAL 2021.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is providing this report to enable stockholders to understand how it monitors and oversees the Company’s financial reporting process. The Audit Committee consists of three directors, each of whom are independent in accordance with the criteria of independence set forth in Section 301(3)(B) of the Sarbanes-Oxley Act of 2002 and operates pursuant to an Audit Committee charter that is reviewed annually by the Audit Committee and updated as appropriate. The Audit Committee charter is available on our web site at http://www.geovax.com.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

This report confirms that the Audit Committee has: (i) reviewed and discussed the audited financial statements for the year ended December 31, 2020 with management and the Company’s independent public accountants; (ii) discussed with the Company’s independent public accountants the matters required to be discussed by the applicable requirements of the Public Accounting Oversight Board and the Securities and Exchange Commission; (iii) received and reviewed the written disclosures and letter from the Company’s independent public accountants as required by the Public Company Accounting Oversight Board regarding the independent accountants’ independence; and (iv) discussed with the Company’s independent public accountants their independence from the Company.

The Audit Committee of the Board of Directors has considered whether the provision of non-audit professional services rendered by Wipfli LLP, as discussed above and disclosed elsewhere in this Proxy Statement, is compatible with maintaining their independence.

Based upon the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2020 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Respectfully submitted,

AUDIT COMMITTEE
John N. Spencer, Jr., Chairman
Randal D. Chase
Dean G. Kollintzas

OTHER MATTERS

Stockholder Proposals

Any proposal which a stockholder intends to present in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) at our next Annual Meeting of Stockholders to be held in 2022 must be received by us on or before February 17, 2022. Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy statement and proxy in 2022. Stockholder proposals submitted outside of Rule 14a-8 of the Exchange Act will be considered untimely if received by us after February 17, 2022. If a stockholder proposal received after February 17, 2022 is considered at the Annual Meeting, the appointed proxies will have discretionary authority to vote on the matter. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements, even if it was not discussed in this Proxy Statement.

Notice of intention to present a proposal at the 2022 Annual Meeting of Stockholders should be addressed to Corporate Secretary, GeoVax Labs, Inc., 1900 Lake Park Drive, Suite 380, Smyrna, Georgia 30080.

Availability of Annual Report

GeoVax’s Annual Report to Stockholders, containing the Company’s Annual Report on Form 10-K including the Company’s audited financial statements for the year ended December 31, 2020, accompanies this Proxy Statement but is not a part of the Company’s soliciting materials.

Stockholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for fiscal 2020, filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, by writing to: Investor Relations, GeoVax Labs Inc., 1900 Lake Park Drive, Suite 380, Smyrna, Georgia 30080, or contact Investor Relations by telephone at (678) 384-7220 or email at investor@geovax.com. The Company’s Form 10-K is also available online at the Company’s website, www.geovax.com.

Delivery of Documents to Stockholders Sharing an Address

Some banks, brokers or other nominees may participate in the practice of “householding” proxy materials. This means that only one copy of our Proxy Statement, form of proxy, Annual Report, or Notice of Internet Availability of Proxy Materials, as applicable, may have been sent to multiple stockholders living in the same household. We will promptly arrange for delivery of a separate copy of our Proxy Statement, form of proxy, Annual Report, or Notice of Internet Availability of Proxy Materials, as applicable, to any stockholder of record who shares with another stockholder an address to which only one copy was delivered upon request made (i) in writing to us at GeoVax Labs, Inc., Attention: Corporate Secretary, 1900 Lake Park Drive, Suite, 380, Smyrna, Georgia 30080, (ii) by calling us at (678) 384-7220, or (iii) via e-mail to investor@geovax.com. Any stockholder who shares with another stockholder an address that receives only one copy of our proxy statement and wishes to receive a separate copy of any such document in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee, or contact us at the above address and telephone number.

By Order of the Board of Directors

Mark W. Reynolds
Corporate Secretary

GEOVAX LABS, INC.
ATTN: CORPORATE SECRETARY
1900 LAKE PARK DRIVE
SUITE 380
SMYRNA, GEORGIA 30080

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card or Notice Regarding Availability of Proxy Materials in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy material electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card or Notice Regarding Availability of Proxy Materials in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GEOVAX LABS, INC.
The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors		☐	☐	☐
Nominees: 01) David A. Dodd 02) Robert T. McNally 03) Randal D. Chase	04) Dean G. Kollintzas 05) John N. Spencer, Jr.

The Board of Directors recommends you vote FOR proposals 2 and 3:		For	Against	Abstain

2.	To approve an increase in the aggregate number of shares of common stock subject to the GeoVax Labs, Inc. 2020 Stock Incentive Plan from 250,000 shares, as adjusted, to 1,500,000 shares.	☐	☐	☐
3.	Ratification of the appointment of Wipfli LLP as the independent registered public accounting firm of GeoVax Labs, Inc. for the fiscal year ending December 31, 2021.	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

The undersigned hereby ratifies and confirms all that said attorneys in fact, or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of the annual meeting and the accompanying proxy statement.

Signature of Stockholder	Date	Signature (Joint Owners)	Date

NOTE: Please sign, within the box, exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

GEOVAX LABS, INC.

This proxy is solicited by the Board of Directors

Annual Meeting of Stockholders

August 11, 2021, 8:30 a.m.

The shares represented by this proxy will be voted as specified herein by the stockholder when instructions are given in accordance with the procedures described herein and in the accompanying Proxy Statement. If no specification is made, all shares will be voted “FOR” the approval of the proposals set forth in the Proxy Statement.

The stockholder represented herein appoints David A. Dodd and Mark W. Reynolds, and each of them, with full power to act alone, the true and lawful attorneys in fact and proxies, with the full power of substitution and revocation, to vote all shares of common stock entitled to be voted by said stockholder at the Annual Meeting of Stockholders of GeoVax Labs, Inc. to be held at the offices of Womble Bond Dickinson (US) LLP, 271 17th Street, NW, Suite 2400, Atlanta, Georgia 30363, on August 11, 2021 at 8:30 a.m. Atlanta Time, and in any adjournment or postponement thereof as specified in this proxy. This proxy revokes any proxy previously given.

Stockholders may revoke this proxy at any time prior to the vote at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the shares represented by this proxy will be voted at the discretion of the proxies identified above.

[CONTINUED AND TO BE SIGNED ON REVERSE SIDE]